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                                                                 EXHIBIT 10.2.1

                               FIRST AMENDMENT OF
                              EMPLOYMENT AGREEMENT
                            BETWEEN ROBERT J. WORRELL
                                       AND
                            THE BANK OF GRAYS HARBOR

         This First Amendment of Employment Agreement (the "Amendment") is made and entered into as of June 9, 1999, by and between THE BANK OF GRAYS HARBOR (the "Bank"), a Washington banking corporation, and ROBERT J. WORRELL (the "Executive").

                                    RECITALS

A. The Bank and the Executive entered into an Employment Agreement dated May 20, 1998 (the "Agreement"), pursuant to which Executive agreed to serve as the President and Chief Executive Officer of the Bank for a period of three years.

B. Harbor Bancorp, Inc. (the "Company"), the parent holding company of the Bank, has entered into an Agreement and Plan of Merger with Pacific Financial Corporation ("Pacific") dated as of June 9, 1999 (the "Merger Agreement"), pursuant to which (i) the Company and Pacific will merge (the "Merger"); and (ii) the Bank will continue as a wholly-owned subsidiary of the continuing corporation.

C. Due to certain proposed modifications to the terms of Executive's employment following the Merger, (1) the parties desire to make certain amendments to the Agreement; and (2) the Company desires to become a party to the Agreement.

D. To manifest the parties' intentions with regard to the Merger and Executive's employment, the parties wish to adopt this Amendment. Unless otherwise defined, capitalized terms used in this Amendment have the meanings assigned to them in the Agreement.

                               TERMS OF AMENDMENT

1. The Company is a party to the Agreement, and any references in the Agreement to "Bank" will be deemed references to the Bank and/or the Company, based on the context of the provision.

2. Section 1 of the Agreement is amended by deleting the last line and inserting the following in place thereof: "The Executive's title with the Company will be Chief Executive Officer, and the Executive's title with the Bank will be President and Chief Executive Officer."

3. Section 2 of the Agreement is amended by deleting subsection (b) in its entirety and inserting the following in place thereof:

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         (b)  Subject to Section 5, the term of this Agreement ("Term") is three years, beginning on the Effective Date.

4. Section 2 of the Agreement is further amended by inserting the following after subsection (b):

         (c) EXTENSION. At the option of the parties to the Agreement, Executive's employment with the Company and/or the Bank may be extended for one year, upon terms mutually agreed to by the parties.

5. Section 3 of the Agreement is amended by deleting the first line and inserting the following in place thereof: "The Executive will serve as Chief Executive Officer of the Company and as the President and Chief Executive Officer of the Bank."

6.   Section 3 is further amended by re-lettering subsection (b) as subsection
     (c) and inserting the following immediately before such provision:

         (b) COMPANY PERFORMANCE. The Executive will be responsible for overseeing, as necessary, the President's performance, including, without limitation, directing that daily operational and managerial matters are preformed in a manner consistent with the Company's policies. Together with the President, Executive will be responsible for formulating and implementing the Company's expansion strategies and performing all other tasks in connection with the Company's management and affairs that are normal and customary to the Executive's position.

7. Section 9 of the Agreement is amended by deleting all references to "Grays Harbor County" and inserting "Grays Harbor and Pacific Counties" in place thereof.


Dated as of June 9, 1999:

THE BANK OF GRAYS HARBOR                       HARBOR BANCORP, INC.


/s/ Jay M. Greene                              /s/ Jay M. Greene
-------------------------------                -------------------------------
By:                                            By:
Its:                                           Its:

ROBERT J. WORRELL, EXECUTIVE


/s/ Robert J. Worrell
-------------------------------
Robert J. Worrell